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                                                                      Exhibit 12

                         MARRIOTT INTERNATIONAL, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         ($ in millions, except ratio)


                                                     Thirty-six
                                                     weeks ended
                                                  September 8, 2000
                                                  -----------------

Income before income taxes                              $ 523
Loss/(income) related to equity method investees            5
                                                        -----
                                                          528

Add/(deduct):
     Fixed charges                                        145
     Interest capitalized                                 (31)
     Distributed income of equity method investees          2
                                                        -----
Earnings available for fixed charges                    $ 644
                                                        =====

Fixed charges:
     Interest expensed and capitalized (1)              $ 103
     Estimate of the interest within rent expense          42
                                                        -----
                                                        $ 145
Total fixed charges                                     =====

                                                        -----
Ratio of earnings to fixed charges                        4.4
                                                        =====

(1) "Interest expensed and capitalized" includes amortized premiums, discounts and capitalized expenses related to indebtedness.